Exhibit 10.12

SUBLEASE

     This Sublease is made and entered into this 20th day of December, 2002, between EDEN Bioscience Corporation, a Washington corporation (“Sublessor”), and CEPTYR, Inc., a Delaware corporation (“Sublessee”).

     1. Master Lease. Sublessor is the lessee under a written lease dated January 12, 2001 (the “Master Lease”), wherein Ditty Properties Limited Partnership, a Washington limited partnership (“Lessor”) leased to Sublessor the land and building located at 3830 Monte Villa Parkway in Bothell, Washington (the “Master Premises”). The Master Lease has not been amended. The Master Lease is attached hereto as Exhibit A. Capitalized terms used in this Sublease, but not defined in this Sublease, shall have the meanings ascribed to them in the Master Lease.

     2. Premises. Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease the following portion of the Master Premises (the “Premises”): the entire second floor of the Building containing approximately 30,938 rentable square feet of space, and a portion of the first floor containing approximately 3,364 rentable square feet of space, which areas are agreed upon by Sublessor and Sublessee. Sublessor and Sublessee also agree that the entire Building contains approximately 61,317 rentable square feet of space. The Premises are depicted on Exhibit B attached hereto and incorporated herein by reference.

     3. Warranty by Sublessor. Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor is not now, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease. Sublessor agrees to perform, during the course of this Sublease, all of its obligations under the terms and conditions of the Master Lease. Sublessor warrants and represents that to the best of its knowledge it has not received any written notices of (a) any violations of any building codes or other laws or regulations relating to the Premises, (b) any violations of any building permits or occupancy certificates relating to the Premises, or (c) any defects in the construction performed by or on behalf of Sublessor in the Premises. Sublessor warrants and represents that Sublessor is not engaged in any pending litigation relating to the Premises.

     4. Term. The Term of this Sublease and Rent shall commence on December 31, 2002 (the “Commencement Date”), provided, however, that the Commencement Date shall not occur before the date Lessor consents to this Sublease (if such consent is required under the Master Lease), and the Term of this Sublease shall expire on December 31, 2007 (the “Expiration Date”), unless extended or sooner terminated in accordance with the provisions of this Sublease. Sublessor and Sublessee shall execute a memorandum setting forth the actual date of commencement of the Term. If for any reason Sublessor does not deliver possession of the Initial Premises to Sublessee as provided in this Section, Sublessor shall not be subject to any liability for such failure, the Expiration Date shall not be extended by the delay, and the validity of this Sublease shall not be impaired, but Rent shall abate until Sublessor delivers possession of the Initial Premises to Sublessee. If the Lessor consents to this Sublease before December 31, 2002, then Sublessor shall immediately thereafter deliver possession of the Quality Control Laboratory, the adjacent wet chemistry area and the laboratory along the east side of the Building, all of which are located on the second floor, and a portion of the first floor, as shown on Exhibit C attached hereto and incorporated herein by reference (the “Initial Premises”), to Sublessee and Sublessee shall have the right to occupy the Initial Premises for set-up purposes and/or for purposes of beneficial occupancy during the period ending December 31, 2002 without payment of Rent. If for any reason Sublessor has not delivered possession of the Initial Premises to Sublessee on or before February 28, 2003, then at any time thereafter and before delivery of possession of the Initial Premises to Sublessee, Sublessee may give written notice to Sublessor of Sublessee’s intention to cancel this Sublease. Said notice shall set forth an effective date for such cancellation which shall be at least ten (10) days after delivery of said notice to Sublessor. If Sublessor delivers possession of the Initial Premises to Sublessee on or before such effective date, this Sublease shall remain in full force and effect. If Sublessor fails to deliver possession of the Initial Premises to Sublessee on or before such effective date, this Sublease shall be canceled, in which case all consideration previously paid by Sublessee to Sublessor on account of this Sublease shall be returned to Sublessee, this Sublease shall thereafter be of no further force or effect, and Sublessor shall have no further liability to Sublessee on account of such delay or cancellation. Sublessor and Sublessee shall both be entitled to use the glass wash area and the media prep area as shown on Exhibit D attached hereto and incorporated herein by reference until exclusive possession of such areas is delivered to Sublessee as provided in this Section. Possession of the administrative area on the second floor of the Premises as shown on Exhibit E attached hereto and incorporated herein by reference shall be delivered to Sublessee on or before the date forty-five (45) days after the Commencement Date. Possession of the balance of the Premises shall be delivered to Sublessee on or before the date ninety (90) days after the Commencement Date.

     5. Rent.

(a) Base Monthly Rent. Sublessee shall pay to Sublessor as Base Monthly Rent, in advance on the first day of each month of the Term, without deduction, setoff, notice or demand, at 3830 Monte Villa Parkway, Bothell, Washington 98021 or at such other place as Sublessor shall designate from time to time by notice to Sublessee, the following sums as to the following periods during the Term and First Extended Term, if applicable:

As to the Term:
Months 01-02:	-	$18,113.00, plus triple net charges
Months 03-04:	-	$40,250.00, plus triple net charges
Months 05-24:	-	$69,033.00, plus triple net charges
Months 25-48	-	$72,830.00, plus triple net charges
Months 49-Expiration Date	-	$76,836.00, plus triple net charges

As to the First Extended Term, if applicable:

Commencement Date of First
Extended Term-Month 72	-	$76,836.00, plus triple net charges
Months 73-96	-	$81,062.00, plus triple net charges
Months 97-January 11, 2011	-	$85,520.00, plus triple net charges

Notwithstanding the foregoing, Base Monthly Rent, plus triple net charges, for Month 01 shall be due on the first day of the Term, Base Monthly Rent, plus triple net charges, for Months 02 through 04 shall be due on the monthly anniversary of the first day of the Term, and Base Monthly Rent, plus triple net charges, for the period from the day after the last day of Month 04 to and including the last day of the calendar month in which Month 04 ends (prorated on a per diem basis) shall be due on the day after the last day of Month 04. The term “triple net charges” shall mean and include Sublessee’s Share of Operating Expenses and Other Building Expenses as described in Sections 5(b) and 5(c). Sublessee shall pay to Sublessor upon execution of this Sublease the sum of Eighteen Thousand One Hundred Thirteen and No/100 Dollars ($18,113.00) as rent for the first month of the Term. If the Term begins or ends on a day other than the first or last day of a month, the rent for the partial months shall be prorated on a per diem basis.

(b) Operating Expenses. The Master Lease requires Sublessor to pay to Lessor as Additional Rent the expenses of operating the building and/or project of which the Premises are a part (“Operating Expenses”), including without limitation, taxes, assessments, insurance premiums, utilities, repair and maintenance expenses and other expenses, all as more fully set forth in Section 8 of the Master Lease, accordingly, Sublessee shall pay to Sublessor as additional rent fifty-five and 94/100 percent (55.94%) (“Sublessee’s Share”) of the amounts payable by Sublessor for Operating Expenses incurred during the Term, except that Sublessee’s Share during Months 01 and 02 shall be fourteen and 67/100 percent (14.67%) and Sublessee’s Share during Months 03 through 04 shall be thirty-two and 62/100 percent (32.62%). The Master Lease provides for the payment by Sublessor of Operating Expenses on the basis of an estimate thereof, accordingly, as and when adjustments to such estimate or between estimated and actual Operating Expenses are made under the Master Lease, the obligations of Sublessor and Sublessee hereunder shall be adjusted in a like manner; if such adjustments result in a refund to Sublessor, then Sublessor shall also make a refund to Sublessee in the appropriate amount and if such adjustments result in a credit against rent to Sublessor, then Sublessor shall also give a credit against rent to Sublessee in the appropriate amount, and if any such adjustment shall occur after the expiration or earlier termination of the Term, then the obligations of Sublessor and Sublessee under this Section 5(b) shall survive such expiration or termination. Sublessor shall, within ten (10) days of receipt furnish Sublessee with copies of all statements submitted by Lessor of actual or estimated Operating Expenses during the Term and Sublessee or its representative shall have the right to examine, within a reasonable time, the records supporting the statements, during normal business hours, at the place where the records are kept, to the extent that such records are made available to Sublessor. Sublessor’s initial estimate of the Operating Expenses is $.22 per square foot per month.

(c) Other Building Expenses. Sublessee acknowledges that the Building has been a single-tenant building and that Sublessor is required under the provisions of the Master Lease to perform various building management, repair and maintenance obligations and to operate the Building and the building systems. Sublessee shall pay to Sublessor as additional rent fifty-five and 94/100 percent (55.94%) (“Sublessee’s Share”) of the amounts paid or incurred by Sublessor to (i) perform such building management, repair and maintenance obligations, including the cost of employing a building superintendent (which cost shall be appropriately pro-rated if the building superintendent performs services for more than one building or performs other functions to the end that only the cost of employing a building superintendent attributable to the Building shall be included in Other Building Expenses), and (ii) operate the Building and the building systems as required under the provisions of the Master Lease (the “Other Building Expenses”), except that Sublessee’s Share during Months 01 and 02 shall be fourteen and 67/100 percent (14.67%) and Sublessee’s Share during Months 03 through 04 shall be thirty-two and 62/100 percent (32.62%), and except that (A) as to the Service/Utility designated “Tenant Specific” on Exhibit J attached hereto and incorporated herein by reference Sublessee shall pay all of the cost of such Service/Utility specifically allocated to Sublessee, and (B) as to the Service/Utility designated “Laboratory Specific” on Exhibit J instead of Sublessee’s Share, Sublessee shall pay a share of the cost of such Service/Utility equal to the number of rentable square feet of laboratory space in the Premises divided by the number of rentable square feet of laboratory space in the Building, expressed as a percentage. Other Building Expenses shall be payable on or before the first day of each calendar month during the Term and the Extended Term(s), if applicable, in the same manner as Base Monthly Rent.

(i) The accounting period for purposes of computing Other Building Expenses is a fiscal year, commencing October 1st of each year and ending on September 30th of the following year, except the first accounting period shall commence on the Commencement Date and the last accounting period shall end on the Expiration Date. Other Building Expenses shall be appropriately prorated for any accounting period that is less than a full fiscal year.

(ii) Sublessor may adjust its estimate of Other Building Expenses at the commencement of each new accounting period throughout the Term, and Sublessee’s payments of Sublessee’s Share of Other Building Expenses shall be adjusted accordingly. Prior to the first day of October during each year of the Term, or as soon thereafter as is reasonably practicable, Sublessor shall furnish Sublessee a written statement of the estimated monthly Other Building Expenses for the coming fiscal year. Sublessor may, by written notice to Sublessee, revise its estimate of Other Building Expenses from time to time and Sublessee’s payments of Sublessee’s Share of Other Building Expenses shall be adjusted accordingly. By request made no later than thirty (30) days after receiving such statements, Sublessee or its representative shall have the right to examine, within a reasonable time, the records supporting the statements, during normal business hours, at the place where the records are kept. Within thirty (30) days of such review, Sublessee shall make any exception to said statements. If Sublessor and Sublessee cannot agree on the matters included or the pro rata allocation, Sublessor shall submit the exceptions to an independent public accountant reasonably agreeable to both parties for review and determination whose determination shall be final, provided, with respect to first accounting period Sublessor shall make an estimate of the Operating Expenses applicable thereto, and submit them to Sublessee within ninety (90) days of commencement of this Sublease, and Sublessee shall have the same right to review records, and make exception as set forth above. Sublessor’s initial estimate of the Other Building Expenses is $.38 per square foot per month. Sublessor and Sublessee acknowledge and agree that this estimate is based on tentative information and is subject to adjustment once more accurate information is obtained.

(iii) Within ninety (90) days after the first day of October during each fiscal year during the Term, or as soon thereafter as is reasonably practicable, Sublessor shall deliver to Sublessee a written statement setting forth the actual Other Building Expenses during the preceding fiscal year (or portion of such fiscal year after the Commencement Date). If actual Other Building Expenses exceed the estimated Other Building Expenses paid by Sublessee, then Sublessee shall pay the difference to Sublessor as additional rent within thirty (30) days after receipt of such statement by Sublessee. If actual Other Building Expenses are less than the estimated Other Building Expenses paid by Sublessee, then Sublessee shall receive a credit against its next payable Rent or such amount shall otherwise be refunded to Sublessee as Sublessor determines in its sole discretion; provided, however, that as to the last accounting period Sublessee shall receive a refund at the time Sublessor delivers such statement to Sublessee.

(iv) Sublessor shall have the same rights with respect to Sublessee’s nonpayment of Other Building Expenses as required under this Sublease as it has with respect to any other nonpayment of Rent under this Sublease

     6. Security Deposit.

(a) Security Amounts. Sublessee shall deposit with Sublessor upon execution of this Sublease and shall keep on deposit at all times during the term hereof, a series of unconditional and irrevocable letters of credit in form reasonably satisfactory to Sublessor in its sole discretion (each, a “Letter of Credit” and collectively, the “Letters of Credit”), in the sum of Four Hundred Fourteen Thousand One Hundred Ninety-eight and No/100 Dollars ($414,198.00) as security for Sublessee’s faithful performance of Sublessee’s obligations hereunder (“Security Deposit”).

(b) Terms of Payment. The Letters of Credit shall be payable at sight, upon draft of Sublessor, accompanied by the Letter of Credit and a certificate signed by a duly authorized officer of Sublessor that “Sublessee has committed an ‘event of default’ as defined in the Sublease between EDEN Bioscience Corporation, as Sublessor, and CEPTYR, Inc., as Sublessee, beyond applicable notice and cure periods”, and stating the amount then due and owing to Sublessor.

(c) Term of Each Letter of Credit. The first Letter of Credit shall be for a term commencing on the date of execution of this Sublease, and expiring on the last day of the first Lease Year. The second and all succeeding Letters of Credit shall be for a term commencing on the first day of the succeeding Lease Year and shall be for a term of not less than twelve (12) months. The first Letter of Credit shall be deposited with Sublessor upon execution of this Sublease, the second Letter of Credit shall be deposited with Sublessor no later than sixty (60) days prior to the expiration of the first Letter of Credit, and successive Letters of Credit shall be deposited annually with Sublessor no later than sixty (60) days prior to the expiration of the preceding Letter of Credit. The final Letter of Credit shall not expire earlier than sixty (60) days after the last day of the Term.

(d) Actions Upon Non-Renewal. Notwithstanding Section 6(c) above, upon Sublessee’s receipt of any notice from the issuing bank that it will not renew or replace the Letter of Credit in the scheduled amount, as required hereunder, for the succeeding one-year period, Sublessee shall promptly notify Sublessor of such notice and provide Sublessor with a copy thereof. If such Letter of Credit is not, in fact, renewed or replaced with a Letter of Credit from another qualified issuer pursuant hereto not later than forty-five (45) days prior to expiration of such Letter of Credit, such event shall also be an event of default hereunder, without the necessity of further written notice or time to cure. If Sublessee fails to renew or replace the then existing Letter of Credit prior to such forty-five (45) day period, Sublessor may draw upon such existing Letter of Credit and hold such funds as security until a new Letter of Credit has been provided to Sublessor, at which time Sublessor shall return to Sublessee without interest the amount previously drawn against the prior Letter of Credit. Any draw upon a Letter of Credit by Sublessor pursuant to this Section shall not relieve Sublessee from its obligation to provide Sublessor with a Letter of Credit in the appropriate amount in future years.

(e) Issuer. The Letters of Credit shall be issued by Silicon Valley Bank or another national banking association of comparable financial stability with a banking office in the State of Washington acceptable to Sublessor. The Letters of Credit shall be assignable and transferable by Sublessor but only to such other party as Sublessor assigns this Sublease.

(f) Purpose of Credit Facility. Sublessee acknowledges that the Letters of Credit include amounts negotiated with Sublessor as security for the rent concessions, real estate commissions and other costs incurred by Sublessor in connection with this Sublease, and that the Letters of Credit are intended to provide Sublessor with the same unconditional and unhinderable access to such security as it would have if Sublessee were to deliver to Sublessor cash funds as a Security Deposit.

(g) Draws on Credit Facility. If, at any time during the Term, Sublessee has committed an event of default in the payment or performance of any provision of this Sublease, beyond any applicable notice and cure periods, Sublessor shall have the right to draw on the then-current or any succeeding Letter of Credit in whole or in part and use the proceeds, or so much as is necessary, in payment of any rent or other sums due from Sublessee and in default hereunder, reimbursement of any expense incurred by Sublessor, and in payment of any damages incurred by Sublessor by reason of Sublessee’s default. The Letter of Credit shall provide that the issuing bank agrees with the drawers, endorsers and bona fide holders of drafts drawn under and in compliance with the terms of the Letter of Credit that such drafts will be duly honored on presentation to the drawee. Drafts on the last Letter of Credit deposited hereunder must be drawn and presented to the issuing bank not later than the expiration date.

(h) Obligation to Restore. If Sublessor draws an amount under a Letter of Credit, the issuing bank shall endorse the amount paid to Sublessor on the reverse side of the Letter of Credit, and Sublessee and Sublessee’s issuing bank shall promptly restore such Letter of Credit to the original amount and shall immediately return the Letter of Credit so endorsed and re-funded to Sublessor.

(i) Refunds. If the Letter of Credit is not used as aforesaid, the last Letter of Credit, or so much as has not been used, shall be refunded to Sublessee, without interest, upon full performance of this Lease by Sublessee.

(j) Claims in Excess of Proceeds. If claims of Sublessor under the terms of the Lease exceed the proceeds of the Letter of Credit, Sublessee shall remain liable for the balance of such claims, as provided for herein and in the Lease.

(k) Governing Provisions. The Letters of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 revisions) of the International Chamber of Commerce Publication No. 500.

     7. Use of Premises. The Premises shall be used and occupied only general office, research, development, life science laboratory, small animal vivarium (i.e. rats, mice and similarly sized animals), production uses and sale of materials, products and services used in the Biotech/Biopharmaceutical and Life Sciences, and for no other use or purpose.

     8. Condition of Premises. Sublessee accepts the Premises in their “AS IS” condition as of the Commencement Date, subject, however, to the warranties and representations of Sublessor set forth in Section 3. Sublessor shall not be required to make any alterations or improvements to the Premises. Sublessee shall be responsible for installing its tenant improvements in the Premises in accordance with the provisions of the Work Letter attached hereto as Exhibit F.

     9. Assignment and Subletting. Sublessee shall not assign this Sublease or further sublet all or any part of the Premises without the prior written consent of Sublessor, which consent shall not be unreasonably withheld or delayed, and the consent of Lessor, if such is required under the terms of the Master Lease or Lessor’s Consent to this Sublease, provided, that Sublessor will make a good faith effort to obtain the written consent from the Lessor. If Sublessee desires to assign this Sublease or sublet all or part of the Premises, then Sublessee shall give Sublessor written notice thereof, and, in the case of a sublet, such notice shall designate the portion of the Premises Sublessee proposes to sublet. Sublessor shall have the prior right and option to terminate this Lease (in the case of an assignment) or to terminate this Lease as it pertains to the portion of the Premises Sublessee proposes to sublet (in the case of a sublet) by giving Sublessee written notice to such effect to Sublessee not more than fifteen (15) days after receipt of Sublessee’s notice. In connection with any assignment of this Sublease or further subletting of the Premises Sublessee shall reasonably seek to obtain from the assignee or sublessee consideration reflecting the then-current fair market rent for the space subject to such assignment or subletting. Any rent or other consideration realized by Sublessee in connection with or as a result of any such assignment or subletting in excess of the Base Monthly Rent and Additional Rent payable hereunder, after first deducting reasonable costs actually incurred by Sublessee at the time of such assignment or subletting for tenant improvements and brokerage commissions necessary to effect such assignment or subletting, shall be split equally between Sublessor and Sublessee. Notwithstanding anything herein to the contrary, provided that Sublessee is not in default under this Sublease at the time of such transaction, Sublessee may assign this Lease, or sublet the Premises, or any portion thereof, without Sublessor’s consent, and the provisions with respect to division of rent shall not apply, to: (a) a wholly owned subsidiary of Sublessee; (b) an entity with which or into which Sublessee may merge whether or not the Sublessee is the survivor of such merger; or (c) any entity that is controlled by, controls or is under common control with Sublessee (each, a “Permitted Transferee”). The term “control” means the direct or indirect ownership of more than fifty percent (50%) of all the legal and equitable interest in any business entity. Sublessee must provide Sublessor with at least twenty (20) days prior written notice of any transfer to a Permitted Transferee, together with such evidence as Sublessor may reasonably request to establish that such transferee is a Permitted Transferee. Any Permitted Transferee must assume the obligations of Sublessee with respect to the Premises being so sublet or assigned. Any such assignment or subletting shall not , in any way, affect or limit the liability of Sublessee under this Sublease.

     10. Heating, Ventilating and Air Conditioning. Sublessor shall make heating, ventilating and air conditioning utilizing the existing building systems in the Building available to Sublessee at all times during the Term. The performance characteristics of the existing heating, ventilating and air conditioning systems in the Building (the “HVAC Systems”) are set forth on Exhibit G attached hereto and incorporated herein by reference. Sublessor shall not modify or change the method of operation of the HVAC Systems so as to reduce the performance characteristics of the HVAC systems without Sublessee’s prior written agreement to such modification or change, which agreement shall not be unreasonably withheld or delayed. Sublessee shall promptly reimburse Sublessor for an equitable share of the costs paid or incurred by Sublessor to operate the HVAC Systems and the related repair, replacement and maintenance expenses in accordance with the allocation percentages shown in Section 5(c) through the last day of Month 04. From and after the day after the last day of Month 04 these costs (which would otherwise be included in Other Building Expenses and paid in accordance with Section 5(c)) will be allocated in accordance with the formula set forth on Exhibit H attached hereto and incorporated herein by reference. Sublessor shall provide documentation to Sublessee to show that any expenses to be paid by Sublessor for Operating Costs, Other Building Expenses, costs incurred by Sublessor under this Section and costs incurred by Sublessor under any other Section of this Sublease or the Master Lease do not overlap, and that the Sublessee is not charged more than once for any particular item. Sublessee may install separate heating, ventilating and air conditioning systems that exclusively serve the Premises. If Sublessee installs such systems, then Sublessee shall operate, repair and maintain such systems and shall bear and pay all costs of operation, repair and maintenance of such systems.

     11. Utilities and Services. Sublessee shall arrange for, and cause to be provided, at Sublessee’s expense, heat, light, water, sewer, electricity, gas and any and all other utility services to the Premises, including telecommunications and data communications services, telephone service, cable television service, satellite transmission service, and computer cabling or wiring, and janitorial services for the Premises. Sublessee shall pay any required deposits for such utilities and services. Sublessee shall pay for such utilities and services directly to the provider thereof, or, if Sublessor pays for any of such utilities or services, then Sublessee shall promptly reimburse Sublessor for all costs incurred or paid by Sublessor for such utilities or services.

     12. Access. Sublessee shall have access to the Premises and parking facilities at all times during the Term. It is understood and agreed that in order to access the Premises that Sublessee will have the right at all times to access to and from that space in the Building on the first floor designated as “Shared Lobby Access” in Exhibit B.

     13. Parking. Sublessee shall have the right to use without separate charge (a) three (3) parking spaces per 1,000 rentable square feet of space in the Premises from time to time, or (b) the minimum number of parking spaces per 1,000 rentable square feet of space in the Premises from time to time that is required by the City of Bothell Municipal Code, whichever is greater. Such use by Sublessee shall comply with all Laws and shall be subject to any reasonable rules and regulations that may be established by Lessor and Sublessor and any rules and regulations established pursuant to the CC&Rs for such parking facilities from time to time

     14. Rooftop Equipment. Sublessor shall permit Sublessee to install and maintain at Sublessee’s sole expense communications equipment to be used solely for communications from or to Sublessee (“Communications Equipment”) and HVAC equipment (“HVAC Equipment”) serving the Premises on the roof of the Building in locations acceptable to Lessor and Sublessor and in strict compliance with all applicable governmental laws and regulations and Lessor’s roof warranty. The Communications Equipment may not be leased or hired out to any third parties and shall not be used for commercial purposes unrelated to Sublessee’s business conducted in the Premises. Sublessor makes no warranties or representations to Sublessee as to the permissibility of any Communications Equipment on the Building under applicable law. Sublessee must remove the Communications Equipment (including any related cabling or wiring) upon the expiration or earlier termination of this Sublease. Sublessee shall obtain all governmental permits, consents or authorizations necessary for the erection and operation of the Communications Equipment and HVAC Equipment. If installation of the Communications Equipment and HVAC Equipment requires any roof penetrations, Sublessee shall use a contractor approved by Lessor and Sublessor and shall cause such work to be done in a manner that will preserve any roof warranty held by Lessor. The nature, design and specifications of any HVAC Equipment shall be subject to Lessor’s and Sublessor’s approval, which approval shall not be unreasonably withheld or delayed. Sublessee’s insurance and indemnification obligations shall apply to any rooftop installations made by Sublessee and any activities of Sublessee in relation thereto. Sublessee’s installation and use of the Communications Equipment may not in any way materially interfere with the systems of the Building or the quiet enjoyment of other tenants of the Building. Upon the expiration or earlier termination of this Sublease, Sublessee, at its sole cost and expense, shall remove the Communications Equipment, including any related cabling or wiring, and, if Sublessor so elects, the HVAC Equipment and any related duct work or wiring, and restore the Building to a condition comparable to its condition immediately prior to the installation of such equipment ordinary wear and tear, and damage by casualty not caused by Sublessee, its agents, employees, contractors or invitees, excepted. Sublessor shall make the same election as to whether the HVAC Equipment is to remain in place or be removed as the Lessor makes under Section 34 of the Master Lease. If Sublessee’s installation, maintenance, use, or removal of any equipment on the rooftop causes any damage to the roof or roof membrane or any other portion of the Building, then Sublessee shall be solely responsible for such damage and shall ensure that the remaining useful life of the roof is the same as it would have been but for the penetrations.

     15. Signs. Sublessee shall not place upon or install in windows or other openings or exterior sides of doors or walls of the Premises any symbols, drapes, or other materials without the written consent of Lessor and Sublessor. Sublessee shall observe and comply with the requirements of all Laws. Sublessee shall have the right to install identifying signage on the Building and the monument sign comparable to the signage on the Building and monument sign for Sublessor, provided that such signage is permitted under applicable laws and subject to Lessor’s consent. Sublessee shall also have the right to place reasonable signage in the area designated as “Shared Lobby Access” in Exhibit B.

     16. Hazardous Materials. Sublessor shall remove all Hazardous Materials from the Premises on or before the date one hundred twenty (120) days after the Commencement Date. Such removal shall be performed in accordance with applicable Laws and industry standards. Sublessee shall remove all Hazardous Materials from the Premises on or before the Expiration Date or within thirty (30) days after the date of sooner termination of this Sublease. Such removal shall be performed in accordance with applicable Laws and industry standards.

     17. Chemical Waste Area. Sublessee, at its cost and expense, may construct a chemical waste area in a portion of the parking area, subject to the consent of Lessor and Sublessor. The number of spaces Sublessee has the right to use as provided in Section 13 shall be reduced by the number of spaces used by the chemical waste area. Sublessee shall remove such chemical waste area on or before the Expiration Date or within thirty (30) days after the date of sooner termination of this Sublease and promptly and properly repair any damage to such portion of the parking area.

     18. Right of First Opportunity. Sublessor hereby grants to Sublessee the right of first offer with respect to (a) the space on the first floor of the Building previously leased by NEPCO (the “NEPCO Space”) and (b) any space in the Building that is presently occupied by Sublessor that Sublessor elects to make available for sublease during the Term (the “RFO Space”). The NEPCO Space is currently vacant and available for sublease and Sublessor may give Sublessee notice of the availability of the NEPCO Space at any time during the Term. If Sublessor elects to make available any of the RFO Space for sublease during the Term, then Sublessor shall give Sublessee notice of the availability of the RFO Space. Any such notice with respect to either the NEPCO Space or the RFO Space is hereinafter referred to as the “Offer Notice”. The Offer Notice shall set forth the terms on which Sublessor is willing to lease the NEPCO Space and/or the RFO Space, provided, that such terms shall represent bona fide market terms, and shall reflect a rent no higher than the then-current fair market rent for the space as reasonably determined by Sublessor. To exercise the right of first offer, Sublessee must within ten (10) days after receipt of the Offer Notice give Sublessor notice of its acceptance of Sublessor’s offer to lease the NEPCO Space and/or the RFO Space (the “Acceptance Notice”). If Sublessee gives the Acceptance Notice within such ten (10) day period, then Sublessor shall lease the NEPCO Space and/or the RFO Space to Sublessee on the terms set forth in the Offer Notice. If Sublessee fails to give the Acceptance Notice within such ten (10) day period, then the right of first offer shall immediately terminate as to the NEPCO Space and/or the RFO Space, and Sublessor shall be free to lease the NEPCO Space and/or the RFO Space, or portions thereof, to third parties. If the NEPCO Space is thereafter leased, but subsequently again becomes vacant and available for sublease during the Term, or if Sublessor elects subsequently to make available any of the RFO Space for sublease during the Term, then Sublessor shall give Sublessee notice of the availability of the NEPCO Space and/or the RFO Space, as the case may be (the “Offer Notice”) and the terms on which Sublessor is willing to lease the NEPCO Space and/or the RFO Space, provided, that such terms shall represent bona fide market terms, and shall reflect a rent no higher than the then-current fair market rent for the space, as reasonably determined by Sublessor. To exercise this second opportunity for the right of first offer, Sublessee must within ten (10) days after receipt of the Offer Notice give Sublessor notice of its acceptance of Sublessor’s offer to lease the NEPCO Space and /or the RFO Space (“Acceptance Notice”). If Sublessee gives the Acceptance Notice within such ten (10) day period, then the Sublessor shall lease the NEPCO Space and /or the RFO Space to Sublessee on the terms set forth in the Offer Notice. If the Sublessee fails to give the Acceptance Notice within such ten (10) day period, then this second opportunity for the right of first offer shall immediately terminate as to the NEPCO Space and/or the RFO Space, and Sublessor shall be free to lease the NEPCO Space and/or the RFO Space, or portions thereof, to third parties.

     19. First Option to Extend. Sublessee shall have the option to extend the Term for one (1) period of approximately three (3) years from January 1, 2008 to and including January 11, 2011 (the “First Extended Term”). This option is referred to herein as an “Extension Option”. The Extension Option may be exercised by Sublessee only by irrevocable written notice of exercise delivered to Sublessor no later than twelve (12) months prior to the expiration of the initial Term. If Sublessee does not deliver a notice of exercise by the appropriate date, then the Extension Option shall immediately terminate and be of no further force or effect and this Lease shall terminate on the Expiration Date. Sublessee’s Extension Option shall be personal to Sublessee and may not be exercised by any assignee or subtenant (other than a Permitted Transferee). Sublessee may not exercise the Extension Option if on the date of such notice Sublessee is in default (after any required notice and expiration of any applicable cure period) under this Sublease. If Sublessee becomes in default (after any required notice and expiration of any applicable cure period) under this Sublease after exercise of the Extension Option, but before the commencement of the First Extended Term, Sublessor may, in its sole discretion and in addition to its other remedies under this Lease, elect to terminate such extension by notice in writing to Sublessee, whereupon the Term shall expire without any such extension. Upon such exercise, the parties shall be obligated under all the terms and conditions of this Lease through the First Extended Term, except that (i) Sublessor shall have no obligation to alter the Premises or pay any tenant improvement or refurbishment allowance for the Extended Term, and (ii) Sublessee shall not have any additional rights to extend the Term, except to the extent Extension Options remain to be exercised under Section 20 and except as set forth in the Lessor’s Consent to Sublease as referenced above. Base Monthly Rent during the First Extended Term shall be as set forth in Section 5(a).

     20. Second and Third Options to Extend. If Sublessor in its sole discretion intends to elect to exercise its first Extension Option under the Master Lease, then Sublessor shall give notice to such effect to Sublessee not less then fourteen (14) months prior to the expiration of the Term and Sublessee shall have one (1) option to extend the Term of this Sublease for an additional five (5) years (the “Second Extended Term”), provided, that if Sublessor does not elect to exercise the first Extension Option under the Master Lease, Sublessee will nevertheless have a right to lease the Premises directly from Lessor according to the terms and conditions of the Lessor’s Consent to Sublease which is incorporated herein by reference. If Sublessor in its sole discretion intends to elect to exercise its second Extension Option under the Master Lease, then Sublessor shall give notice to such effect to Sublessee not less then fourteen (14) months prior to the expiration of the Second Extended Term and Sublessee shall have one (1) additional option to extend the Term of this Sublease for an additional five (5) years from and after the last day of the prior Extended Term (the “Third Extended Term”), provided, however, if Sublessor does not elect to exercise the second Extension Option under the Master Lease, Sublessee will nevertheless have a right to lease the Premises directly from Lessor according to the terms and conditions of the Lessor’s Consent to Sublease which is incorporated herein by reference. Each of such options is referred to herein as an “Extension Option”. Each such option may be exercised by Sublessee only by irrevocable written notice of exercise delivered to Sublessor no later than thirteen (13) months prior to the expiration of the First Extended Term or the Second Extended Term, as applicable. If Sublessee does not deliver a notice of exercise by the appropriate date, then the Extension Option(s) shall immediately terminate and be of no further force or effect and this Lease shall terminate on the Expiration Date. If Sublessee does not exercise the second Extension Option (relating to Sublessor’s first Extension Option under the Master Lease), then the third Extension Option shall terminate and be of no further force or effect. Sublessee’s Extension Options shall be personal to Sublessee and may not be exercised by any assignee or subtenant (other than a Permitted Transferee). Sublessee may not exercise either Extension Option if on the date of such notice Sublessee is in default (after any required notice and expiration of any applicable cure period) under this Sublease. If Sublessee becomes in default (after any required notice and expiration of any applicable cure period) under this Sublease after exercise of an Extension Option, but before the commencement of the Extended Term, Sublessor may, in its sole discretion and in addition to its other remedies under this Lease, elect to terminate such extension by notice in writing to Sublessee, whereupon the Term shall expire without any such extension.

(a) Upon such exercise, the parties shall be obligated under all the terms and conditions of this Lease through the Extended Term, except that (i) Base Monthly Rent shall be adjusted as provided in Section 20(b), (ii) Sublessor shall have no obligation to alter the Premises or pay any tenant improvement or refurbishment allowance for the Extended Term, and (iii) Sublessee shall not have any additional rights to extend the Term, except to the extent an Extension Option remains to be exercised hereunder and except as set forth in the Lessor’s Consent to Sublease as referenced above.

(b) Base Monthly Rent during the applicable Extended Term shall be equal to the then fair market rent (including periodic rent increases) for the Premises determined in accordance with this Section; provided, however, that in no event shall Base Monthly Rent per square foot of space in the Premises during the Extended Term be less than the Base Monthly Rent per square foot of space in the Master Premises under the Master Lease for the corresponding Extended Term. “Fair Market Rent” as of any date shall mean the per-square-foot rental rate for a direct lease, including fair market expansions or renewals, for space comparable to the Premises in their condition on the Commencement Date, leased for a comparable term, with comparable uses, with comparable quality shell and core construction, in comparable Class A office projects in the Bothell Market Area, taking into consideration: location in the Building or other building, extent of service provided or to be provided, the ownership of the comparable space, the time the particular rate under consideration became or is to become effective and any other relevant terms or conditions. The parties intend that Fair Market Rent shall be determined as if the Premises were then in the same condition as the Premises were in on the Commencement Date and Fair Market Rent shall not be determined based on, or increased by or because of, any improvements or alterations constructed or installed in the Premises by Sublessee at Sublessee’s sole cost and expense nor shall it be determined based on or reduced by any tenant improvement or refurbishment allowance.

(c) Within thirty (30) days of Sublessor’s receipt of Lessor’s proposal stating a Base Monthly Rent schedule for the Master Premises for the corresponding Extended Term, Sublessor shall propose a Base Monthly Rent schedule for the Premises for the Extended Term. The parties shall negotiate in good faith, but if they are unable to agree upon such Base Monthly Rent schedule for the Premises within thirty (30) days after the delivery of Sublessor’s proposal to Sublessee, Sublessee may demand arbitration by giving written notice to such effect to Sublessor within thirty (30) days after receipt of Sublessor’s proposal. If no arbitration demand is delivered, Sublessee shall be deemed to have accepted Sublessor’s proposal. If Sublessee elects to arbitrate, then unless otherwise agreed in writing by the parties, the matter shall be submitted to arbitration in accordance with the terms of the following paragraphs. The date on which Sublessee gives its demand for arbitration is referred to in this Lease as the “Arbitration Commencement Date”.

(d) Within fifteen (15) days after the Arbitration Commencement Date, each party shall provide the other party with written notice (a “Rent Notice”) of its determination of Fair Market Rent. The matter shall then be submitted for decision to a single arbitrator or a panel of three (3) arbitrators selected in accordance with this Section 20(d). Each arbitrator appointed under this provision shall be an MAI certified appraiser with at least ten (10) years professional appraising experience (including recent experience in the Bothell market) who would qualify as an expert witness over objection to give testimony addressed to the issue in a court of competent jurisdiction and shall not have worked for or on behalf of either party during the three (3) year period ending on the Arbitration Commencement Date. If Sublessor and Sublessee are unable to agree on a single arbitrator within thirty (30) days after the Arbitration Commencement Date, then each party shall select an arbitrator who shall be qualified under the same criteria set forth above, and so notify the other party in writing within fifteen (15) days after the end of such thirty (30) day period. The two arbitrators so chosen by the parties shall then appoint a third arbitrator within fifteen (15) days after the date of the appointment of the last appointed arbitrator. If the two arbitrators so chosen by the parties are unable to agree on the third arbitrator within such fifteen (15) day period, the third arbitrator will be appointed by the director (or the equivalent) of the Seattle office of the American Arbitration Association upon the application of either party. If either party fails to timely select its arbitrator and so notify the other party in writing within the foregoing fifteen (15) day period, and the other party timely selects its arbitrator, then the arbitrator selected by the other party shall be the sole arbitrator for determining Fair Market Rent. If a third arbitrator is selected, then the decision by a majority of the panel of three arbitrators shall determine Fair Market Rent pursuant to this Section 20.

(e) Within thirty (30) days after the selection of the arbitrator pursuant to Section 20(d) above, the arbitrator or arbitrators shall determine Fair Market Rent by selecting either the Fair Market Rent stated in Sublessor’s Rent Notice or the Fair Market Rent stated in Sublessee’s Rent Notice. The determination of the arbitrator or arbitrators shall be limited to the sole issue of whether the Fair Market Rent specified in Sublessor’s Rent Notice or Sublessee’s Rent Notice is closest to the actual Fair Market Rent as determined by the arbitrator or arbitrators. The arbitrator or arbitrators shall have no power to average such amounts, modify the proposed rent schedules or to designate a Fair Market Rent other than that specified in either Sublessor’s Rent Notice or Sublessee’s Rent Notice.

(f) Both parties may submit any information to the arbitrator or arbitrators for consideration, with copies to the other party. The arbitrator or arbitrators shall have the right to consult experts and competent authorities for factual information or evidence pertaining to the determination of Fair Market Rent or to conduct a hearing. The arbitrator or arbitrators shall render his, her or their decision by written notice to each party. The determination of the arbitrator or a majority of the panel of three (3) arbitrators shall be final and binding upon Sublessor and Sublessee. If there is only one arbitrator then each party shall pay fifty percent (50%) of the cost of the arbitration. If there are three arbitrators then each party shall pay the cost of its own arbitrator and fifty percent (50%) of the cost of the third arbitrator.

(g) The award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties. The arbitration shall be conducted and determined in the City of Seattle, Washington, in accord with the then-prevailing commercial arbitration rules of the American Arbitration Association or its successor for arbitration of commercial disputes except that the procedures mandated by said rules shall be modified as set forth in this Section.

(h) If Sublessee elects to arbitrate and the arbitration is not concluded prior to the first day of the applicable Extended Term, then Sublessee shall pay Base Monthly Rent to Sublessor commencing on the first day of the applicable Extended Term in an amount equal to the current rental for the Premises being paid by the Sublessee. If the amount of Fair Market Rent as determined by arbitration is greater than or less than the current rental for the Premises being paid by the Sublessee then any adjustment required to correct the amount previously paid shall be made by payment by the appropriate party within ten (10) days after such determination of Fair Market Rent

     21. Option to Expand. If Sublessee has exercised its option to extend the Term for the First Extended Term by exercising the Extension Option provided in Section 19, and if and provided that Sublessee has demonstrated a track record of financial success and performance and has raised adequate capital to reasonably satisfy both Sublessor and Lessor as to its ability to fulfill the additional financial obligations of payment of rent and other charges for the Expansion Space (as hereinafter defined), and, thereby, provide Sublessor reasonable assurance that Sublessor is not at risk by virtue of the fact that Sublessor will increase its financial obligations by directly leasing the Alternate Location (as hereinafter defined), Sublessor hereby grants to Sublessee the right, at Sublessee’s option, to expand the Premises to include the balance of the space in the Building then occupied by Sublessor, except the Growth Chamber Area and Laboratory along the east wall of the first floor of the Building as depicted on Exhibit I attached hereto and incorporated herein by reference (the “Expansion Space”) by giving Sublessor notice to such effect (the “Expansion Notice”) not less than one (1) year before the date on which Premises would be expanded to include the Expansion Space (the “Expansion Space Commencement Date”), which date shall be specified in the notice. As of the Expansion Space Commencement Date, the Expansion Space shall be added to the Premises, the Base Monthly Rent shall be increased by an amount equal to the rental rate per rentable square foot of space then applicable under the Sublease times the number of rentable square feet of space in the Expansion Space and Sublessee’s Share shall be appropriately adjusted. If Sublessee elects to exercise its option to expand, then Sublessee shall pay to Sublessor (a) any differential in rent between (i) the rent per square foot payable by Sublessor for the balance of the space in the Building then occupied by Sublessor over (ii) the rent per square foot payable by Sublessor for the Alternate Location (as hereinafter defined), times the number of square feet of space in the Expansion Space, over (A) a period equal to the remaining term of the Master Lease, including any Extended Terms, or (B) a period of ten (10) years from the date Sublessor first occupies the Alternate Location, whichever period is shorter (the “Rent Differential”), plus (b) the costs to be incurred by Sublessor to relocate its business and laboratory operations from the Expansion Space to another location selected by Sublessor (the “Alternate Location”), including (i) the costs of tenant improvements in the Alternate Location substantially equivalent to the tenant improvements and laboratory facilities then existing in the Expansion Space, leasing commissions and cabling and wiring costs (the “Tenant Improvement Costs”), provided, however, that if the number of square feet of space in the Alternate Location is greater than the number of square feet of space in the Expansion Space then the Tenant Improvement Costs shall only include the costs attributable to a portion of the space in the Alternate Location equal to the number of square feet of space in the Expansion Space, as such costs are reasonably determined by Sublessor, and (ii) moving costs and all other costs incident to Sublessor’s relocation of its business and laboratory operations from the Expansion Space to the Alternate Location (the “Moving Costs”). The Alternate Location (i) shall be reasonably satisfactory to Sublessor, (ii) shall be in close proximity to the Building, and (iii) the terms of the lease on the Alternate Location, including the amount of the security deposit, if any, shall be reasonably acceptable to Sublessor. The Tenant Improvement Costs and the Moving Costs are sometimes hereinafter collectively referred to as the “Relocation Costs”. If the rent payable by Sublessor for either the Expansion Space or the Alternate Location is not fixed in the relevant leases or determinable by reference to a formula or specified increases set forth in the relevant lease (for instance, because rent during an extended term is determined with reference to market rent as of the first day of the extended term), then for purposes of calculating the Rent Differential the relevant rent(s) shall be projected through the extended term(s) based on the rent payable during the last month as to which the rent is so fixed or determinable. For instance, if Sublessee gave the Expansion Notice in 2006, then the rent during the extended terms under the Master Lease would be projected based on the rate of $24.50 per rentable square foot per year applicable to Months 91-120 of the term of the Master Lease. The Rent Differential shall be calculated as provided in this Section and the Relocation Costs shall be reasonably estimated by Sublessor as soon as reasonably possible, but not later than the date six (6) months after the date of receipt by Sublessor of the Expansion Notice, and Sublessor shall give notice to Sublessee setting forth the estimated Relocation Costs. Within thirty (30) days of the date of receipt by Sublessee of Sublessor’s notice setting forth the Rent Differential and the estimated Relocation Costs, Sublessee shall either (a) pay to Sublessor in cash or immediately available federal funds an amount equal to the Rent Differential and the estimated Relocation Costs, or (b) give notice to Sublessor revoking the Expansion Notice and electing not to expand the Premises to include the Expansion Space. If Sublessee revokes the Expansion Notice and elects not to expand the Premises, then Sublessee shall reimburse Sublessor for the costs incurred by Sublessor to locate and negotiate a lease on the Alternate Location and to develop the estimate of Relocation Costs, including leasing commissions, attorney’s fees, consultant’s fees, fees payable to contractors, estimators or the landlord of the Alternate Location relating to estimating the costs of tenant improvements, and the cost of Sublessor’s own managerial and other personnel engaged in locating the Alternate Location, negotiating a lease on the Alternate Location and developing the estimate of Relocation Costs. Within ninety (90) days after Sublessor completes the relocation of its business and laboratory operations from the Expansion Space to the Alternate Location, or as soon thereafter as is reasonably practicable, Sublessor shall deliver to Sublessee a written statement setting forth the actual Relocation Costs. If the actual Relocation Costs exceed the estimated Relocation Costs, then Sublessee shall pay the difference to Sublessor within thirty (30) days after receipt of such statement by Sublessee, provided, however, that if the actual Relocation Costs are more than one hundred twenty-five percent (125%) of the estimated Relocation Costs, Sublessee shall only be required to pay the difference between an amount equal to one hundred twenty-five percent (125%) of the estimated Relocation Costs and the estimated Relocation Costs to Sublessor, and Sublessor shall be responsible for and bear the additional difference. If the actual Relocation Costs are less than the estimated Relocation Costs, then Sublessor shall pay the difference to Sublessee at the time Sublessor furnishes such statement to Sublessee.

     22. Indemnity.

(a) Sublessee shall indemnify and defend Sublessor (using legal counsel reasonably acceptable to Sublessor) and hold Sublessor harmless from and against any and all claims, loss, cost, damage, liability and expense (including reasonable attorneys’ fees) whatsoever that may arise out of or in connection with Sublessee’s occupation, use or improvement of the Premises, or that of its employees, agents or contractors, or Sublessee’s breach of its obligations under this Lease. Sublessor shall indemnify and defend Sublessee (using legal counsel reasonably acceptable to Sublessee) and hold Sublessee harmless from and against any and all claims, loss, cost, damage, liability and expense (including reasonable attorneys’ fees) whatsoever that may arise out of or in connection with Sublessor’s breach of this Sublease, or the Master Lease, or in connection with maintenance of any areas on the Premises for which Sublessor is solely responsible. This indemnity shall survive the expiration or termination of the Term.

(b) Notwithstanding Section 22(a) above, in the event of concurrent negligence of Sublessee, or its employees, agents or contractors, on the one hand, and that of Sublessor, or its employees, agents or contractors, on the other hand, which concurrent negligence results in any claims, loss, cost, damage, liability and expense as set forth in Section 22(a), either party’s obligation to indemnify the other party as set forth in Section 22(a) shall be limited to the extent of the negligence of the indemnifying party, or its employees, agents or contractors, including the indemnifying party’s proportional share of costs and attorneys’ fees incurred in connection with any claims, actions or proceedings brought with respect to such damage.

(c) To the extent necessary to fully indemnify Sublessor or Sublessee, as the case may be, according to Sections 22(a) and 22(b) above from claims made by the other party, or its employees, this indemnity constitutes a waiver of, and Sublessor and Sublessee hereby waive solely for the benefit of the other party, their immunity under the Washington Industrial Insurance Act, RCW Title 51.

     23. Other Provisions of Sublease. All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder, Sublessee the lessee thereunder, and the Premises the Master Premises, except for the following: Sections 1.A through 1.E., 1.G. through 1.I., the first, third, fourth and fifth sentences of Section 2.1, Sections 2.2, 2.3, 3, 4.2, 4.3, 5.1, 5.2, 5.3, the first paragraph of Section 6, Sections 6.1, 6.2 and 6.4, the first sentence of Section 7.1, Sections 7.4, 9.1 through 9.3, 14.1, 14.2, 14.3, 17.1, 17.2 17.3, 17.5, 17.6, 18.1.1 and 24, the second sentence of Section 33.2, Sections 33.12, 33.16, 34, 35, 36 and 37, and Exhibit B, provided, however, that to the extent any of the foregoing excluded Sections contain or set forth defined terms the portion of such excluded Section(s) containing such definition(s) is incorporated into and made a part of this Sublease solely for the purpose of defining such terms. Sublessee assumes and agrees to perform the Sublessor’s obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises, except that the obligation to pay rent to Lessor under the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Section 5 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence and good faith in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. If for any reason the Sublessor defaults under the Master Lease, so long as the Sublessee is not in default under the Sublease, beyond the applicable notice and cure periods, the Sublessee shall have such non-disturbance rights as set forth in the Lessor’s Consent to Sublease which is incorporated herein by reference. At Lessor’s option, if Sublessor is in default under the Master Lease, Lessor may send notice of such default to Sublessee and thereafter Sublessee shall pay rent and all other sums due under the Sublease directly to Lessor. If Sublessee pays all sums due under the Sublease directly to Lessor such payment shall satisfy Sublessee’s obligations to Sublessor under the Sublease and Lessor shall apply the sums so received against Sublessor’s obligations as tenant under the Master Lease. By entering into the Sublease, Sublessee and Sublessor agree to this provision. If such default(s), result in the termination of the Master Lease, or the Master Lease is terminated by the agreement or consent of the Lessor and Sublessor, Sublessee shall have such rights of non-disturbance, and to enter into a direct lease with the Lessor as set forth in the Lessor’s Consent to Sublease. Said Sublessor’s Consent to Sublease also provides that, so long as Sublessee is not in default beyond the applicable notice and cure periods, Sublessee shall have non-disturbance rights with respect to the rights of any mortgagee, lien holder, or beneficiary of a deed of trust which affect the premises. Except as otherwise provided in this Section, if the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided, however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the nondefaulting party for the damage suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder.

(a) Notwithstanding, the provisions of Sections 17.8 and 17.13 in the Master Lease, any termination of the Master Lease or foreclosure proceedings are subject to Sublessee’s right to continue tenancy under the above referenced Non-disturbance and Attornment Agreement.

(b) As between Sublessor and Sublessee, since Sublessor is not an owner of the Property as defined in the Master Lease, any judgment in favor of Sublessee against Sublessor under Section 33.13 of the Master Lease shall apply to all property, property rights or assets that Sublessor has, and that Sublessee would be entitled to recover judgment against under applicable law.

     24. Attorney’s Fees. If Sublessor or Sublessee shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney’s fees.

     25. Brokers. Sublessor and Sublessee each warrant that they have dealt with no other real estate broker in connection with this transaction except Sublessor’s broker Broderick Group, Inc. and Sublessee’s broker Insignia Kidder Mathews. The commission of such brokers, if any, shall be paid by Sublessor pursuant to a separate agreement. Each party agrees to indemnify and hold the other party harmless from and against any and all liability, costs, damages, causes of action or other proceedings instituted by any broker, agent or finder, licensed or otherwise, claiming through, under or by reason of the conduct of the indemnifying party in the purchase and sale of the Property or in any manner whatsoever in connection with this transaction.

     26. Notices. All notices or requests required or permitted under this Sublease shall be in writing; shall be delivered personally or by a reputable express delivery service or sent by certified mail, return receipt requested, postage prepaid; shall be deemed given upon delivery or refusal, and shall be sent to the parties at the following addresses:

If to Sublessor:	EDEN Bioscience Corporation 3830 Monte Villa Parkway Bothell, Washington 98021 Attn: Brad Powell

with a copy to

Williams, Kastner & Gibbs PLLC 601 Union Street, Suite 4100 Seattle, Washington 98101 Attn: Richard D. Thaler

If to Sublessee:	CEPTYR, Inc. 22215 26th Avenue SE Bothell, Washington 98021 Attn: President

Either party may change the address to which notices shall be sent by notice to the other party.

     27. Recordation. Sublessor and Sublessee shall execute and record a short form memorandum of this Sublease on Sublessee’s request only after Sublessee has taken possession of the Premises. Simultaneously with the execution of such memorandum, Sublessee shall sign and deliver to Sublessor a quit claim deed which Sublessor may record when this Sublease expires or terminates. Sublessee shall execute any further documentation necessary to remove this Sublease or the short form memorandum from the public records upon request of either Lessor or Sublessor and shall indemnify and hold harmless Lessor and Sublessor from any loss, damage, cost or expense related to or arising out of the recordation of such memorandum.

     28. Consent by Lessor. THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS LESSOR, WITHIN THIRTY (30) DAYS AFTER EXECUTION HEREOF BY BOTH SUBLESSOR AND SUBLESSEE, EXECUTES THAT ATTACHED EXHIBIT K, LESSOR’S CONSENT TO SUBLEASE, WHICH IS INCORPORATED HEREIN BY THIS REFERENCE.

     DATED the date first above written.

Sublessor:

EDEN Bioscience Corporation, a Washington corporation

By /s/ Bradley S. Powell
——————————————

       Its: Chief Financial Officer
       ——————————————

Sublessee:

CEPTYR, Inc. a Delaware corporation

By /s/ Gerald A. McGuire
——————————————

       Its: Chief Financial Officer
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LESSOR’S CONSENT TO SUBLEASE

     This Lessor’s Consent to Sublease (“Consent”) is entered into between Ditty Properties Limited Partnership, a Washington limited partnership (“Lessor”) Landlord under that Lease (“Master Lease”) dated January 12, 2001 with Eden Bioscience Corporation (“Sublessor”), and CEPTYR, Inc., a Delaware corporation (“Sublessee”) under that Sublease dated December 30, 2002 with the Sublessor.

     1. Consent To Sublease. Lessor under the Master Lease hereby consents to the foregoing Sublease, including, but not limited to, Section 9 (granting rights of assignment and subletting), Section 18 (granting rights of first opportunity), 19 (granting an option to extend), 20 (granting options to extend), and 21 (granting options to expand), without waiver of any restriction in the Master Lease concerning further assignment or subletting. Lessor certifies, as of the date of Lessor’s execution hereof, that (i) Sublessor is not in default in payment of rent or triple-net charges under the Master Lease, and (ii) to the knowledge of the person executing this Consent on Lessor’s behalf, without investigation or inquiry, Sublessor is not in default or breach of any of the other provisions of the Master Lease, and the Master Lease has not been amended or modified except as expressly set forth in the foregoing Sublease. This Consent shall apply only to the Sublease and shall not be deemed to be a consent to any other assignment or sublease nor shall this consent constitute a waiver of any restriction in the Master Lease concerning further subletting or assignment by Sublessor or by Sublessee. Lessor’s consent is issued on the understanding that nothing contained in the Sublease shall modify, expand or enlarge Lessor’s obligations under the Master Lease nor release Sublessor from any obligations thereunder. Unless and until the provisions of Sections 4 or 5 of this Consent become effective, nothing in this Agreement or the Sublease shall be deemed to create a landlord/tenant relationship between Lessor and Sublessee or obligate Lessor to perform any obligations under the Master Lease for the benefit of Sublessee. Sublessor and Sublessee shall not amend, modify or terminate the Sublease without Lessor’s prior written consent, which shall not be unreasonably withheld. Notwithstanding the immediately preceding three sentences, Sublessee shall have, and may exercise its right under Section 9 of the Sublease to assign the Sublease or sublet part or all of the Premises to a Permitted Transferee without either Lessor’s consent or Sublessor’s consent. No amendment or modification of the Sublease shall be binding on Lessor unless Lessor has consented to such amendment or modification in writing. Whether or not Sublessor and Sublessee seek Lessor’s consent to any amendment or modification of the Sublease, Sublessor and Sublessee shall give notice to Lessor of any amendment or modification of the Sublease. Sublessor and Sublessee acknowledge that the foregoing conditions are reasonable.

     2. Estoppel Certificates. Sublessee shall upon request by Lessor execute an Estoppel Certificate with respect to the Sublease. Lessor shall upon request by the Sublessee execute an Estoppel Certificate with respect to the Master Lease. The terms and conditions regarding such Estoppel Certificates shall be the same as those set forth for the Lessor and Sublessor in Section 25 of the Master Lease.

     3. Subordination/Attornment/Non-Disturbance. Sublessee agrees that the Sublease shall be subordinate to the lien of any mortgages, deeds of trust or ground leases now or hereafter placed against the Property or Building (as those terms are defined in the Master Lease), and to all renewals and modifications, supplements, consolidations, and extensions thereof. Notwithstanding the foregoing, Lessor reserves the right, to subordinate, or cause to be subordinated, any such mortgage, deed of trust or ground lease to the Sublease. Upon a foreclosure or conveyance in lieu of foreclosure under such mortgage or deed of trust, or a termination of such ground lease, Sublessee shall attorn to and recognize such successor as Lessor under the Master Lease. Sublessee shall execute and deliver on request and in the form requested by Lessor, any instruments reasonably necessary or appropriate to evidence, effect or confirm such subordination provided that such agreement (i) shall provide Sublessee’s rights under the Sublease shall not be disturbed so long as Sublessee is not in default under the Sublease beyond applicable notice and cure periods, (ii) shall not materially modify the Sublease in any respect, (iii) shall not materially increase Sublessee’s obligations or decrease Sublessee’s rights under the Sublease. Should Sublessee fail to sign and return any such documents that comply with this Section or to provide specific written objections to such documents stating in particular how the documents fail to comply with this Sublease within ten (10) days of request, Sublessee shall be in default. Lessor agrees to make a good faith effort to obtain nondisturbance agreements.

     4. Master Lease Default – Attornment/ Non-Disturbance. At Lessor’s option, if Sublessor is in default under the Master Lease, Lessor may send notice of such default to Sublessee and thereafter Sublessee shall pay rent and all other sums due under the Sublease directly to Lessor. If Sublessee pays all sums due under the Sublease directly to Lessor such payment shall satisfy Sublessee’s obligations to Sublessor under the Sublease and Lessor shall apply the sums so received against Sublessor’s obligations as tenant under the Master Lease. By entering into the Sublease, Sublessee and Sublessor agree to this provision. In the event of default by the Sublessor under the Master Lease, provided that (a) the Sublease is then in full force and effect, (b) Sublessee is not then in default under the Sublease beyond any applicable grace or cure periods provided in the Sublease, and (c) either Sublessor shall transfer the Letter or Credit or any cash security deposit to Lessor, or Sublessee shall provide comparable security to Lessor (provided that any Letter of Credit shall be in form and substance satisfactory to Lessor), in either case as soon as reasonably possible, but in no event later than thirty (30) days after termination of the Master Lease, Sublessee’s rights under the Sublease shall not be disturbed. Notwithstanding Section 17.8 of the Master Lease, in the event that by reason of said default(s) Lessor terminates the Master Lease, or the Master Lease is terminated by mutual consent or agreement of the Lessor and Sublessor, so long as Sublessee is not in default under the Sublease beyond the applicable notice and cure periods, Sublessee shall attorn to and recognize Lessor as Sublessor under the Sublease, and, except as provided herein (i) Sublessee’s rights shall not be disturbed, (ii) the Sublease shall not be materially modified in any respect, and (iii) Sublessee’s obligations shall not be materially increased or it’s rights decreased under the Sublease, and (iv) the Sublease shall continue in full force and effect as a direct lease between Lessor and Sublessee.

     5. Sublessee’s Right to Exercise Extension Options. Under the Master Lease, Section 3.3 gives the Sublessor (Tenant) the right to exercise two successive options (each “Extension Option”) for five (5) years each. Notwithstanding that Section 3.3 provides that a subtenant may not exercise the Tenant’s Extension Options, Lessor hereby gives Sublessee the right to exercise both the first and second Extension Options if Sublessor does not do so. If Sublessor does not elect to exercise the first Extension Option, then Sublessee may itself exercise the first Extension Option during the period provided in Section 3.3 of the Master Lease. Sublessee shall have the right to exercise the first Extension Option at such time as it has not received from the Sublessor a timely notice , as required under Section 20 of the Sublease, that Sublessor intends to exercise Sublessor’s first Extension Option. If Sublessee elects to exercise the first Extension Option during the period provided in Section 3.3 of the Master Lease, the parties shall be obligated under all the terms and conditions of the Master Lease as if the Sublessee were the Sublessor (Tenant) under the Master Lease including the determination of the Rent as set forth in Sections 3.3.1, and subsequent Sections, and the right of the Sublessee to exercise the second Extension Option as if the Sublessee were the Sublessor (Tenant) under the Master Lease, except that the premises shall include only the Premises then covered by the Sublease and Base Monthly Rent shall not be less than the Base Monthly Rent under the Sublease for the last month of the Term of the Sublease. If Sublessee does not elect to exercise the first Extension Option during the period provided in Section 3.3 of the Master Lease, then both the first and second Extension Options shall expire. If Sublessor exercised the first Extension Option, but does not elect to exercise the second Extension Option, then Sublessee may itself exercise the second Extension Option during the period provided in Section 3.3 of the Master Lease. Sublessee shall have the right to exercise the second Extension Option at such time as it has not received from the Sublessor a timely notice ,as required under Section 20 of the Sublease, that Sublessor intends to exercise Sublessor’s second Extension Option. If Sublessee elects to exercise the second Extension Option during the period provided in Section 3.3 of the Master Lease, the parties shall be obligated under all the terms and conditions of the Master Lease as if the Sublessee were the Sublessor (Tenant) under the Master Lease including the determination of the Rent as set forth in Sections 3.3.1, and subsequent Sections, except that the premises shall include only the Premises then covered by the Sublease and Base Monthly Rent shall not be less than the Base Monthly Rent under the Sublease for the last month of the first Extended Term. If Sublessee does not elect to exercise the second Extension Option during the period provided in Section 3.3 of the Master Lease, then the second Extension Option shall expire. Sublessee may not exercise the first Extension Option or the second Extension Option, as the case may be, if Sublessee is then in default under the terms of the Sublease or the Master Lease, as the case may be, beyond applicable grace and cure periods.

     If the Sublease becomes a direct lease between Lessor and Sublessee and if the Premises then covered by the Sublease do not include the entire Building, then Lessor shall perform the Premises Maintenance Obligations set forth in Section 9.1 of the Master Lease for all portions of the Property outside the Premises and the Premises Services Obligations set forth in Section 9.2 of the Master Lease (except to the extent relating to any specialized laboratory equipment or any Building systems installed in the Premises by or on behalf of Sublessor) and the full cost thereof shall be included in Operating Expenses to be allocated among the Building tenants on a proportionate basis. Sublessee shall operate, maintain and repair any specialized HVAC equipment and other specialized or laboratory related equipment in the Premises (collectively, the “Specialized Equipment”) for the benefit of Sublessee and any other occupants in the Building, all of whom shall have the right to be served by the Specialized Equipment to the same extent as Sublessor. Notwithstanding the foregoing, to the extent that such Specialized Equipment is used by Lessor or Building tenants other than Sublessee, then Sublessee shall be entitled to be reimbursed for its actual costs based upon the methods set forth in Exhibits H and J of the Sublease. Lessor shall have no responsibility or liability with respect to the operation, maintenance or repair of any portion of the Specialized Equipment. At Lessor’s option, Lessor may elect to take over operation, repair and maintenance of the Specialized Equipment (provided that Lessor shall substantially maintain the general characteristics of the Laboratory HVAC as set forth in Exhibit G to the Sublease) and the cost of such services shall be an Operating Expense which shall be allocated among the Building tenants on a proportionate basis based on the methods set forth in Exhibits H and J to the Sublease in such a manner that the Building tenants pay one hundred percent of the cost of such services. At Lessor’s option, if Sublessee becomes a direct tenant of Lessor, then Lessor and Sublessee shall enter into a new lease on the essential terms and conditions set forth herein and the cost of preparing the new lease shall be shared equally by the parties.

     6. Limitations. Notwithstanding anything herein or in the Sublease to the contrary, Lessor shall not be: (a) liable for any act or omission of Sublessor or any prior landlord under the Sublease; (b) liable for the return of any security deposit which Sublessee has paid to Sublessor or any prior landlord under the Sublease except to the extent that Lessor receives directly or by a transfer from Sublessor any such security deposit; (c) subject to any offsets or defenses which Sublessee might have against Sublessor or any prior landlord under the Sublease; (d) bound by any payments of rent or any other payments which Sublessee might have paid to Sublessor or any prior landlord under the Sublease after any notice given by Lessor to Sublessee under Section 4 of this Consent; (e) bound by any amendment or modification of the Sublease made without Lessor’s prior written consent; (f) bound by any consent by Sublessor or any landlord under the Sublease to any assignment or sublease of Sublessee’s interest in the Sublease made without Lessor’s prior written consent, provided, however, that this limitation shall not limit Sublessee’s right under Section 9 of the Sublease to assign the Sublease or sublet part or all of the Premises to a Permitted Transferee without either Lessor’s consent or Sublessor’s consent, (g) liable for any default under the Sublease or any covenant or obligation on the part of Sublessor to be performed thereunder, it being acknowledged that Sublessee’s sole remedy in the event of such default shall be to proceed against Sublessor; or (h) liable for any fee payable to any broker in connection with the Sublease, the Lease, or this Consent, and Sublessor and Sublessee shall defend, indemnify and hold harmless Lessor from any claims by any broker, agent or other person claiming a commission or compensation by virtue of having dealt with the indemnitor with regard to the Sublease, the Lease or this Consent.

     7. Modifications to Sublease. If at any time the Sublease becomes a direct lease between Lessor and Sublessee, the following modifications shall apply to such direct Sublease.

a) Any fees incurred in order to transfer the Letter of Credit , as referenced in Section 6 of the Sublease, to the Lessor shall be paid by Sublessee.

b) Lessor’s responsibility to provide for parking for the Sublessee under Section 13 of the Sublease shall be limited to providing Sublessee a pro rata share of the parking spaces on the Master Premises, based on the percentage that the Sublessee’s rentable square feet of space bears to the total rentable square feet in the Master Premises.

c) Sections 18, 20 (except as incorporated into Section 5 of this Consent), 21 and 22(a) of the Sublease shall not apply.

d) Sections 14.2 and 14.3 of the Master Lease shall apply as if the Sublessee were the tenant under the Master Lease.

e) Section 23(b) of the Sublease shall continue to apply to Sublessor but shall not apply to Lessor in any manner.

f ) The following sections shall be deleted from Section 23 of the Sublease as Master Lease sections not incorporated in the Sublease: The last sentence of 5.1, 6.4, 6.5, 7.4, 9.1, 9.2, 9.3, 14.1, 14.2, 14.3, the second sentence of 33.2, 33.16 and 36. Section 18.1.1 of the Master Lease shall be deleted, but the Sublessee shall have a thirty (30) day grace period commencing with the day of vacation before Section 18.1.1 applies.

     8. Right of First Offer. If Sublessee has attorned to and recognized Lessor as its direct landlord following any termination of the Master Lease or has entered into a direct lease relationship with Lessor as result of the exercise of an Extension Option under Section 5 above or a negotiated direct lease under Section 9 below, subject to the terms and conditions of this Section 8, Sublessee shall have a limited right of first offer to expand the Premises to include any adjacent space which becomes available in the Building (the “Offer Space”). Sublessee may not exercise its right to lease any Offer Space during any time during which (1) an event of default is outstanding under the Sublease or if Sublessee has received written notice of default and has not cured such default, or (2) Sublessee has subleased or permitted any other party (other than a Permitted Transferee) to occupy any portion of the Premises. For purposes of this Section 8, the phrase “any space which becomes available” shall mean any space in the Building which is vacant at the time of the Availability Notice, or is scheduled to be vacated within six (6) months of the Availability Notice and that Lessor intends to lease as a unit.

     If Sublessee has attorned to and recognized Lessor as its direct landlord following any termination of the Master Lease or has entered into a direct lease relationship with Lessor as result of the exercise of an Extension Option under Section 5 above or a negotiated direct lease under Section 9 below, Lessor shall not offer to lease nor lease any Offer Space to a party other than Sublessee without first providing Sublessee with written notice (“Availability Notice”) that the Offer Space is available to lease. The Availability Notice shall include Lessor’s proposed Base Monthly Rent Schedule for the Offer Space. Sublessee shall have ten (10) days after receipt of the Availability Notice within which to notify Lessor in writing of Sublessee’s intent to lease all of the Offer Space identified in such notice. If Sublessee does not exercise its option with respect to the Offer Space described in such notice, then this right of first offer shall terminate and Lessor may lease all or any portion of the Offer Space to any party on any terms that Lessor may deem acceptable.

     Any Offer Space leased by Sublessee under this Section 8 shall be leased under all of the terms and conditions of the Sublease and this Consent except that (i) Base Rent for the Offer Space shall be equal to the greater of “Fair Market Rent” determined pursuant to Section 20(b)-(h) of the Sublease or the Base Monthly Rent then payable under the Sublease for the balance of the Premises, (ii) Lessor shall deliver the space to Sublessee in its then current condition and Lessor shall have no obligation to install any improvements in the space or to contribute any money towards any alteration or improvement thereof, and (iii) Rent shall commence on the Offer Space on the day on which Lessor delivers the Offer Space to Sublessee. If Sublessee objects to Lessor’s determination of the Base Monthly Rent Schedule set forth in the Availability Notice then Sublessee may elect to have Base Monthly Rent determined by arbitration by written notice to Lessor within thirty (30) days after the Availability Notice. Except as provided above, the Offer Space leased by Sublessee under this Section 8 shall become part of the Premises and be governed by the terms of this Consent and the Sublease.

     If Sublessee exercises any option to include Offer Space in the Premises, Sublessee’s Share, as that term is defined in the Sublease, shall be adjusted, and upon Lessor’s request, Sublessee shall execute an amendment to the Sublease or other written confirmation documenting the new square footage in the Premises, Sublessee’s Share of the Building, and the applicable Base Monthly Rent for such space.

     9. Good Faith Negotiations at end of Master Lease Term. At the end of the term of the Master Lease, if Sublessor does not elect to negotiate a further extension of the Master Lease or a new lease with Lessor, then Lessor agrees to enter into good faith negotiations for a direct lease with Sublessee for the lease of the Premises (as that term is defined under the Master Lease).

     10. Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of the parties, their heirs, successors and assigns.

     11. Notices. All notices to be given herein shall be in accordance with the provisions of Section 29 of the Master Lease.

     12. Attorneys Fees. If the Lessor or Sublessee shall commence an action against the other arising out of or in connection with this Consent, the prevailing party shall be entitled to recover its costs of suit and reasonable attorneys’ fees.

     DATED this 30th day of December, 2002.

Lessor: DITTY PROPERTIES LIMITED PARTNERSHIP, a Washington limited partnership By /s/ Kirk Mathewson —————————————— Its: President, General Partner ——————————————

Sublessee: CEPTYR, INC., a Delaware corporation By /s/ Gerald A. McGuire —————————————— Its: Chief Financial Officer ——————————————

Approved by:	Sublessor: EDEN BIOSCIENCE CORPORATION, a Washington corporation: By /s/ Bradley S. Powell —————————————— Its: Chief Financial Officer ——————————————

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

     On this 30th day of March, 2003, before me, a Notary Public in and for the State of Washington, personally appeared Kirk Mathewson, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who signed this instrument; on oath stated that he was authorized to execute the instrument as general partner of DITTY PROPERTIES LIMITED PARTNERSHIP, a Washington limited partnership; acknowledged said instrument to be his free and voluntary act and deed, as general partner, for the uses and purposes therein mentioned.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

/s/ Lisa Peterson NOTARY PUBLIC in and for the State of Washington, residing at Seattle My appointment expires 12-9-05 Print Name Lisa Peterson

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

     On this 20th day of March, 2003, before me, a Notary Public in and for the State of Washington, personally appeared Gerald A. McGuire, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that He/She was authorized to execute the instrument, and acknowledged it as the Chief Financial Officer of CEPTYR, INC. to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

/s/ Hien DeYoung NOTARY PUBLIC in and for the State of Washington, residing at Everett, WA My appointment expires 4/29/06 Print Name Hien DeYoung

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

     On this 20th day of March, 2003, before me, a Notary Public in and for the State of Washington, personally appeared Bradley S. Powell, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that He/She was authorized to execute the instrument, and acknowledged it as the Chief Financial Officer of EDEN BIOSCIENCE CORPORATION to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

/s/ Ann M. Pierson NOTARY PUBLIC in and for the State of Washington, residing at Lynnwood My appointment expires 7-1-03 Print Name Ann M. Pierson

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